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                                                                   EXHIBIT 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 to be filed on or about April 16, 1999 of our report dated January 29, 1999, except for Note 16, as to which the date is March 31, 1999, on our audits of the financial statements of Digital Lightwave, Inc. We also consent to the references to our firm under the captions "Experts, " "Summary Financial and Operating Data," and "Selected Consolidated Financial Data."

                                              PricewaterhouseCoopers LLP

Tampa, Florida
April 16, 1999